Exhibit 10.2

THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Ocean Power Technologies, Inc.

Series D Senior Convertible Note

Issuance Date: April 1, 2026 Exchange Date: September 25, 2026	Original Principal Amount: U.S. $[●]

FOR VALUE RECEIVED, Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [●] or its registered assigns (“Holder”) the Outstanding Principal Value (as defined below) with respect to such amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Amortization Date (as defined below) with respect to the Amortization Amount (as defined below) due on such Amortization Date or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and, upon the occurrence and continuance of an Event of Default (as defined below), and to pay interest (“Interest”) on any Outstanding Principal Value at the Default Rate (as defined below), in each case, until the same becomes due and payable, whether upon the Maturity Date, on any Amortization Date with respect to the Amortization Amount due on such Amortization Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Series D Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Convertible Notes (collectively, the “Notes”, and such other Senior Convertible Notes, the “Other Notes”, and each holder of an Other Note, an “Investor”, and together with the Holder, the “Investors”) is one of an issue of Senior Convertible Notes issued as of the date set forth above as the Exchange Date (the “Exchange Date”), pursuant to an Exchange Agreement, dated as of the Exchange Date, by and between the Company and the Holder (the “Exchange Agreement”, and together with any Other Exchange Agreement (as defined in the Exchange Agreement), the “Exchange Agreements”), in reliance on the exemption from registration provided by Section 3(a)(9) of the 1933 Act, in exchange for that certain Note, with an outstanding principal amount as of the time immediately prior to the Exchange Date of $[●], originally issued on the date set forth above as the Issuance Date (the “Issuance Date”) pursuant to (i) Section 1 of that certain Securities Purchase Agreement, dated as of April 1, 2026 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”), and (ii) the Company’s Registration Statement on Form S-3 (File Number 333-275843). Certain capitalized terms used herein are defined in Section 33.

1. PAYMENTS OF PRINCIPAL. On each Amortization Date, the Company shall pay to the Holder an amount equal to the Amortization Amount due on such Amortization Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash (excluding any amounts paid in shares of Common Stock on the Maturity Date in accordance with Section 8) representing the Outstanding Value of this Note as of the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the Outstanding Value. Notwithstanding anything herein to the contrary, with respect to any conversion or redemption hereunder, as applicable, the Company shall convert or redeem, as applicable, first, all accrued and unpaid Late Charges on any Outstanding Principal Value, Make-Whole Amount and Interest hereunder and under any Other Notes held by the Holder and all other amounts owed to the Holder under the Exchange Agreement and/or any other Transaction Document, second, all accrued and unpaid Interest, if any, and Make-Whole Amount hereunder and under any Other Notes held by such Holder, third, all other amounts (other than the Outstanding Principal Value) outstanding under any Other Notes held by such Holder and, fourth, the Outstanding Principal Value hereunder and under any Other Notes held by such Holder, in each case, allocated pro rata among this Note and such Other Notes held by such Holder.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on each Interest Date and shall compound each calendar month and shall be payable in accordance with the terms of this Note. Interest shall be paid (i) on each Interest Date occurring on an Amortization Date in accordance with Section 8 as part of the applicable Amortization Amount due on the applicable Amortization Date and (ii) with respect to each other Interest Date, on such Interest Date in cash.

(b) Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(c)(i) or upon any redemption in accordance with Section 13 or any required payment upon any Bankruptcy Event of Default. In the event that such Event of Default is subsequently cured or waived in writing (for the avoidance of doubt, electronic mail shall suffice as written notice herein) in accordance with the terms of this Note and the other Transaction Documents (and no other Event of Default then exists, unless waived by the Holder, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Interest Date), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure or waiver; unless expressly provided therein, any such cure or waiver shall not relieve the Company of its obligation to pay Interest at the Default Rate for the period from the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.

3. CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Outstanding Principal Value of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note (if any), (C) the Make-Whole Amount, if any, (D) accrued and unpaid Late Charges with respect to such Principal of this Note, Make-Whole Amount and Interest, and (E) any other unpaid amounts pursuant to the Transaction Documents, if any.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $2.45, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within one (1) Trading Day following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 20(b)). On the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice (each, an “Acknowledgement”) to the Holder and the Company’s transfer agent (the “Transfer Agent”) which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received a Conversion Notice (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the Outstanding Principal Value of this Note is greater than the Outstanding Principal Value portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than one (1) Business Day after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 20(d)) representing the Outstanding Principal Value not converted. The Person or Persons entitled to receive the shares of Common Stock (the “Conversion Shares”) issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date; provided, that the Holder shall be deemed to have waived any voting rights of any such Conversion Shares during the period commencing on such Conversion Date, through, and including, such applicable Share Delivery Deadline (each, a “Conversion Period”), as necessary, such that the aggregate voting rights of any shares of Common Stock (including such Conversion Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such conversion of this Note.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after the first (1st) Trading day following such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any VWAP of the Common Stock of any Trading Day (as selected by the Holder in writing) during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the VWAP of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Outstanding Principal Value, Make-Whole Amount and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 20, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Outstanding Principal Value, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Outstanding Principal Value, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25. If a Conversion Notice delivered to the Company would result in a breach of Section 3(d)(i) below, and the Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Notice in abeyance until such time as such Conversion Notice may be satisfied without violating Section 3(d)(i) below (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of this Note.

(ii) Principal Market Limitation. Notwithstanding anything in this Note to the contrary, unless and until the Company has obtained Stockholder Approval, the Company shall not issue any shares of Common Stock upon conversion of this Note or the Other Notes, or otherwise, to the extent that the issuance of such shares of Common Stock, together with all shares of Common Stock previously issued upon conversion of this Note and the Other Notes, would exceed 19.99% of the shares of Common Stock issued and outstanding immediately prior to the Exchange Date, which number of shares is 1,817,994 (the “Exchange Cap”), except that (i) each Investor shall only be eligible to receive, and the Company shall only issue to each Investor, up to a number of shares of Common Stock equal to the amount set forth opposite such Investor’s name on Schedule I attached hereto, (with respect to each Investor, the “Exchange Cap Allocation”), and (ii) such limitation shall not apply if the Company’s has obtained Stockholder Approval. In the event that any Investor shall sell or otherwise transfer any of such Investor’s Notes, the transferee shall be allocated a pro rata portion of such Investor’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of an Investor’s Notes, the difference (if any) between such Investor’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such Investor’s conversion in full of such Notes shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such holder of Notes. For the avoidance of doubt, and consistent with Section 6.6 of the Exchange Agreement, no issuance of Common Stock, or of any security convertible into or exercisable or exchangeable for Common Stock, to any Person other than a holder of Notes shall reduce, diminish, consume or otherwise be counted against the Exchange Cap or any Exchange Cap Allocation. Without limiting any provision of this Section 3(d)(ii), if the Company at any time on or after the Exchange Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater or lesser number of shares, the Exchange Cap will be proportionately adjusted.

(e) Right of Alternate Conversion.

(i) General.

(1) Alternate Conversion. Subject to Section 3(d), at any time, at the option of the Holder, the Holder may convert (each, an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of this Note into shares of Common Stock (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price.

(2) Alternate Conversion Upon an Event of Default. Subject to Section 3(d), at any time after the occurrence of an Event of Default (regardless of whether such Event of Default has been cured, or if the Company has delivered an Event of Default Notice to the Holder or if the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified the Company that an Event of Default has occurred), the Holder may, at the Holder’s option, convert (each, an “Alternate Event of Default Conversion” and together with each Alternate Optional Conversion, each, an “Alternate Conversion”, and the date of such Alternate Event of Default Conversion, each, an “Alternate Event of Default Conversion Date”, and together with each Alternate Optional Conversion Date, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Event of Default Conversion Amount” and together with each Alternate Optional Conversion Amount, each, an “Alternate Conversion Amount”) into shares of Common Stock at the Alternate Conversion Price.

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and, solely with respect to the calculation of the number of shares of Common Stock issuable upon conversion of any Conversion Amount in an Alternate Event of Default Conversion, with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e). In the event of an Alternate Conversion pursuant to this Section 3(e) of all, or any portion, of this Note, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(e), together with the Alternate Conversion Price used in such Alternate Conversion, as applicable, is intended by the parties to be, and shall be deemed, a reasonable estimate of, the Holder’s actual loss of its investment opportunity and not as a penalty.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vi), (vii), and (viii) shall constitute a “Bankruptcy Event of Default”:

(i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement, or through any of its agents at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii) except to the extent the Company is in compliance with Section 12(a) below, at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 12(a) below) is less than the sum of the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Outstanding Value (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, (x) in the case of a failure to pay any Interest and/or Late Charges when and as due, in which case only if such failure remains uncured for a period of at least two (2) Trading Days and (y) in the case of a failure to pay any other amounts (other than Principal, Interest and/or Late Charges) when and as due, in which case only if such failure remains uncured for a period of at least five (5) Trading Days after written demand of payment by Holder to the Company;

(v) the occurrence of any unscheduled redemption or acceleration of maturity of at least an aggregate of $500,000 of Indebtedness of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(vi) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(vii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(viii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $400,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $400,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x) the Company and/or any Subsidiary, individually or in the aggregate, either fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $1,000,000 due to any third party (other than (x) the MAR Earnout and (y) with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $1,000,000 (other than the MAR Earnout), which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

(xi) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties that are qualified by materiality, which may not be breached in any respect), or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of six (6) Trading Days after written notice by Holder delivered to the Company;

(xii) a false or inaccurate certification by the Company as to whether any Event of Default has occurred;

(xiii) other than as specifically set forth in another clause of this Section 4(a), any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 15 of this Note; except, in the case of a breach or failure to comply with any provision that is curable, only if such breach or failure remains uncured for a period of at least six (6) Trading Days;

(xiv) any Material Adverse Effect occurs;

(xv) a proceeding shall be commenced by the Company or any Subsidiary or any Governmental Entity having jurisdiction over any of them, seeking to establish the invalidity or unenforceability of any provision of the Exchange Agreement or any Transaction Document, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(xvi) [Reserved];

(xvii) the Company’s (A) failure to cure a Financial Covenant Failure within ten (10) Trading Days after the occurrence of such Financial Covenant Failure; provided that, the balance of Available Cash in an aggregate amount is equal to at least $2.0 million or (B) failure, at any time, to maintain a balance of Available Cash in an aggregate amount of at least $2.0 million; or

(xviii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default (such earlier date, the “Event of Default Right Commencement Date”) and ending (such ending date, the “Event of Default Right Expiration Date”, and each such period, an “Event of Default Redemption Right Period”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of an Event of Default Notice that includes (I) a reasonable description of the applicable Event of Default, (II) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (III) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the applicable Event of Default Right Expiration Date, the Holder, with the prior written consent of the Required Holders, may require the Company to redeem (regardless of whether such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the quotient of (a) the Conversion Amount to be redeemed divided by (b) the Alternate Conversion Price then in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4(b), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) the Outstanding Value of this Note multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 17, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (w) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Alternate Conversion Price then in effect and (iii) the product of (y) the Change of Control Redemption Premium multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Company Change of Control Redemption Right. Notwithstanding anything in Section 5(a) or Section 5(b) to the contrary, as long as no Event of Default has occurred and is continuing, in connection with a Change of Control, the Company shall have the right, at any time during the period commencing on the applicable Change of Control Notice Date through, and including, the fifth (5th) Trading Day immediately prior to the applicable Change of Control Redemption Right End Date, by delivery of a written notice (the “Forced Change of Control Redemption Notice”) to the Holder, to require the Holder to elect to effect a Change of Control Redemption in connection therewith (or, at the option of the Holder, to receive Reference Property (as defined below), in whole or in part, with respect thereto). If the Company properly delivers a Forced Change of Control Redemption Notice in accordance with this Section 5(c), the Holder shall receive upon consummation of the Change of Control, at such Holder’s election, to be made by delivery of a notice to the Company stating such election (the “Forced Change of Control Election Notice”) to be delivered to the Company within the time periods of Section 5(b) for delivery of Change of Control Redemption Notice, (i) cash in an amount equal to the Change of Control Redemption Price in a Change of Control Redemption (with a Change of Control Redemption Notice being deemed to have been delivered to the Company as of the date of delivery of such Forced Change of Control Election Notice) or (ii) the kind and amount of cash, securities or other property receivable upon such Change of Control had the Conversion Amount been converted at the Conversion Price in accordance with Section 3(c) immediately prior to such Change of Control (without regard to any limitations on the conversion of this Note) (the “Reference Property”), after which this Note shall be deemed repaid in full and cancelled.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 7 or 17 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata, in each case, to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6 or Section 17, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6 or Section 17, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(c) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. QUARTERLY AMORTIZATION. On January 1, 2027 and each three month anniversary thereafter until, but not including, the Maturity Date (each, an “Amortization Date”, and each such payment, each an “Amortization”), the Company shall redeem the Amortization Amount for such Amortization Date in cash to the Holder at a price equal to such Amortization Amount (as reduced for any Deferral (as defined below) by the Holder with respect to such Amortization Date) (each, an “Amortization Redemption Price”). The Company shall deliver a written notice (each, an “Amortization Notice”) to the Holder on the Trading Day immediately prior to each applicable Amortization Date in which an Amortization is due hereunder, specifying that an Amortization is required to occur hereunder and the Amortization Redemption Price of this Note for such Amortization Date (attaching reasonable calculations with respect thereto). At any time on or prior to any given Amortization Date, the Holder may defer (each, a “Deferral”) Amortization of all, or any part, of any Amortization Amount to be paid on such Amortization Date (each, a “Deferral Amount”) to any other date, which shall then become an Amortization Date, by delivery of written notice to the Company.

9. [Intentionally Omitted]

10. SUBSEQUENT PLACEMENT OPTIONAL REDEMPTION

(a) General. At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of a Subsequent Placement (the “Holder Subsequent Placement Notice Date”) and (y) the time of consummation of a Subsequent Placement (in each case, other than with respect to Excluded Securities) (each, an “Eligible Subsequent Placement”), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Subsequent Placement Optional Redemption”) all, or any portion, of the Conversion Amount under this Note not in excess of (together with any Subsequent Placement Optional Redemption Amount (as defined in the applicable other Note of the Holder) of any other Notes of the Holder) the Holder’s Holder Pro Rata Amount of 30% of the net proceeds of such Eligible Subsequent Placement (the “Eligible Subsequent Placement Optional Redemption Amount”) by delivering written notice thereof (an “Subsequent Placement Optional Redemption Notice”) to the Company.

(b) Mechanics. Each Subsequent Placement Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Subsequent Placement Optional Redemption Notice, of the Eligible Subsequent Placement Optional Redemption Amount the Holder is electing to have redeemed (the “Subsequent Placement Optional Redemption Amount”) and the date of such Subsequent Placement Optional Redemption (the “Subsequent Placement Optional Redemption Date”), which shall be the later of (x) the fifth (5th) Business Day after the date of the applicable Subsequent Placement Optional Redemption Notice and (y) the date of the consummation of such Eligible Subsequent Placement. The portion of the Conversion Amount of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the Subsequent Placement Optional Redemption Amount (the “Subsequent Placement Optional Redemption Price”). Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 13.

11. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

12. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 110% of the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding (without regard to any limitations on conversions and assuming for purposes hereof that the Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Exchange Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 12(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved (or reserved pursuant to Section 12(a)) shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest VWAP of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 12(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 12(a) or this Section 12(b) shall limit any obligations of the Company under any provision of the Exchange Agreement.

13. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (each, an “Event of Default Redemption Date”). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5, the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise (each, an “Change of Control Redemption Date”). The Company shall deliver the applicable Amortization Redemption Price to the Holder in cash on the applicable Amortization Date. The Company shall deliver the applicable Subsequent Placement Optional Redemption Price to the Holder in cash on the applicable Subsequent Placement Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the Outstanding Value which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 13, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 50% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 50% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the five (5) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such five (5) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such five (5) Business Day period.

14. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

15. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries (other than Permitted Indebtedness secured by Permitted Liens).

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes and Permitted Payments) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness or make any Investment, as applicable, if at the time such payment with respect to such Indebtedness and/or Investment, as applicable, is due or is otherwise made or, after giving effect to such payment, an event constituting an Event of Default has occurred and is continuing or would occur after giving effect to such payment.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions (each, an “Asset Sale”), other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, and (ii) sales of inventory and product in the ordinary course of business.

(g) Maturity of Indebtedness. Except as set forth on Schedule 15(g) attached hereto, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(k) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, property and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(l) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(m) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Exchange Agreement (or any Other Exchange Agreement) and the Notes) or (ii) issue any other securities that would cause (or with the passage of time would reasonably be expected to cause) an Event of Default under the Notes.

(n) Financial Covenants; Announcement of Operating Results.

(i) The Company shall maintain, at all times, a balance of Available Cash in an aggregate amount equal to or exceed, as applicable, $2.0 million (the “Financial Test”).

(ii) Operating Results Announcement. Commencing on the Issuance Date, upon the occurrence of an Event of Default pursuant to Section 4(a)(xvii) (each such failure, a “Financial Covenant Failure”), the Company shall notify the Holder in writing that it desires to deliver to the Holder material non-public information (each, a “Pre-Notice”). If the Holder upon receipt of such Pre-Notice elects in writing to receive such material non-public information (which may be an e-mail), the Company shall promptly provide to the Holders a written certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that a Financial Covenant Failure exists for such Fiscal Quarter or Fiscal Year, as applicable (each, a “Financial Covenant Event Notice”). By no later than the second (2nd) Business Day after the date the Company delivers such Financial Covenant Event Notice to the Holder, the Company shall also make publicly available (as part of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K or on a Current Report on Form 8-K, or otherwise) the Financial Covenant Event Notice and the fact that an Event of Default has occurred under the Notes. If upon receipt of a Pre-Notice, the Holder elects not to receive any material non-public information, the Company shall have no obligation to deliver such Financial Covenant Event Notice to the Holder and the occurrence of such Financial Covenant Failure and the fact that an Event of Default has occurred under the Notes shall be publicly disclosed and disseminated at such time as required by the rules and regulations of the 1934 Act and the SEC.

(o) PCAOB Registered Auditor. At all times any Notes remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(p) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(q) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(r) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

16. [RESERVED].

17. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections 6(a) or 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

18. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d) and this Section 18, which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders shall be required for any change, waiver or amendment to this Note and any Other Notes. Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Note and any Other Notes; provided, however, that no such change, waiver or amendment, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, disproportionally and adversely affect any rights under the Notes of any holder of Notes. In the event that the Company and the Required Holders amend the Notes, the Company shall provide written notice of such amendment, including a copy of the amendment and a summary of its material terms, to all other holders at or after 4:00 p.m. New York time on the same calendar day such amendment is made, and in no event later than the date immediately prior to the public disclosure of such amendment, whether by the filing of a Current Report on Form 8-K or by any other public announcement or filing by the Company.

19. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

20. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have an exchange date, as indicated on the face of such new Note, which is the same as the Exchange Date of this Note, (v) shall have the same rights and conditions as this Note, and (vi) shall represent accrued and unpaid Interest and Late Charges on the Principal, Make-Whole Amount and Interest of this Note, from the Issuance Date.

21. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

22. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

23. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Exchange Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

24. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 24 shall permit any waiver of any provision of Section 3(d).

25. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Alternate Conversion Price, the Amortization Amount, a Black Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such Amortization Amount, such Black Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, subject to the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed), select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 25 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 25 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each of the Holder and the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 25, (ii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iii) each of the Company and the Holder shall have the right to submit any dispute described in this Section 25 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 25 and (iv) nothing in this Section 25 shall limit the Holder or the Company from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 25).

26. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 13 of the Exchange Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason, therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of the Holder, shall initially be as set forth on the Holder’s signature page to the Exchange Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due (except to the extent such amount is simultaneously accruing Interest at the Default Rate hereunder) shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of thirteen percent (13%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

27. CANCELLATION. After all Outstanding Value and other amounts at any time owed on this Note or any other Transaction Documents have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

28. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Exchange Agreement.

29. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 25 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 25. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

30. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 30 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 30(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 30(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

31. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

32. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

33. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7) of shares of Common Stock (other than rights of the type described in Section 6(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(e) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) 93% of the lowest VWAP of the Common Stock during the seven (7) consecutive Trading Day period ending and including the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, stock split, share combination, reclassification or similar transaction that proportionately decreases or increases the shares of Common Stock during such Alternate Conversion Measuring Period.

(f) “Amortization Amount” means the sum of (A) the lesser of (x) $$[●], and (y) the Outstanding Principal Value then outstanding as of such Amortization Date (subject to reduction with respect to any Deferral to any later date), (B) any Deferral Amount previously deferred to, and included in, such Amortization Amount in accordance herewith, (C) any Make-Whole Amount as of such Amortization Date with respect to such Outstanding Principal Value, (D) the sum of any accrued and unpaid Interest as of such Amortization Date with respect to such Outstanding Principal Value, (E) any accrued and unpaid Late Charges, if any, under this Note as of such Amortization Date with respect to such Outstanding Principal Value, Make-Whole Amount and/or Interest, as applicable, and (F) any other unpaid amounts pursuant to the Transaction Documents, if any, due or overdue as of such Amortization Date.

(g) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(h) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(i) “Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the unrestricted Cash of the Company and its Subsidiaries as of such date of determination held in bank accounts of financial banking institutions in the United States of America.

(j) “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(k) “Bloomberg” means Bloomberg, L.P.

(l) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(m) “Cash” of the Company and its Subsidiaries on any date shall be determined from such Persons’ books maintained in accordance with GAAP, and means, without duplication, the cash, cash equivalents and Eligible Marketable Securities accrued by the Company and its wholly owned Subsidiaries on a consolidated basis on such date.

(n) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, or (iv) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not equal to or greater than 20% of the Company’s market capitalization as calculated on the date of the announcement of such merger and the date of the consummation of such merger, (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company and (z) holders of the Company’s voting power immediately prior to such merger and/or acquisition continue after such merger and/or acquisition to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such merger and/or acquisition.

(o) “Change of Control Redemption Premium” means 110%.

(p) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(q) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(r) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(t) “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

(u) “Default Rate” means thirteen percent (13%) per annum.

(v) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

(w) “Eligible Marketable Securities” as of any date means marketable securities which would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP, and which are permitted under the Company’s investment policies as in effect on the Issuance Date or approved thereafter by the Company’s Board of Directors.

(x) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 20% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Investors; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Investors; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date); (iv) any shares of Common Stock issued or issuable in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital as reasonably determined, and (y) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (IV) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable; and (v) shares of Common Stock issued pursuant to a Permitted ELOC with the Lead Investor (or any of its affiliates) or a Permitted ATM with any Person.

(y) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on April 30.

(z) “Fiscal Year” means the fiscal year adopted by the Company for financial reporting purposes as of the date hereof that ends on April 30.

(aa) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(bb) “GAAP” means United States generally accepted accounting principles, consistently applied.

(cc) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(dd) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(ee) “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the original Principal amount of this Note on the Exchange Date and (ii) the denominator of which is the aggregate original principal amount of all Notes outstanding as of the Exchange Date (after giving effect to the closing of the Exchange Agreements).

(ff) “Indebtedness” means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles in the United States (“GAAP”)) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G).

(gg) “Intellectual Property Rights” means the rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

(hh) “Interest Date” means, with respect to any given calendar month, the first Trading Day of such calendar month.

(ii) “Interest Rate” means four and a half percent (4.5%) per annum, subject to adjustment from time to time in accordance with Section 2.

(jj) “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(kk) “Lead Investor” shall have the meaning as set forth in the Securities Purchase Agreement.

(ll) “Make-Whole Amount” means, as of any given date and as applicable, in connection with any conversion, redemption or other repayment hereunder, an amount equal to the amount of additional Interest that would accrue under this Note at the Interest Rate then in effect assuming for calculation purposes that the Outstanding Principal Value of this Note as of the Exchange Date remained outstanding through and including the Maturity Date.

(mm) “MAR Earnout” means the “Earnout Payment” in the amount of $150,000 under and as defined in that certain Stock Purchase Agreement dated as of November 15, 2021, by and among the company and the equityholders of Marine Advanced Robotics, Inc. (the “Sellers”), which is payable by the Company to the Sellers.

(nn) “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.

(oo) “Maturity Date” shall mean October 1, 2027; provided, however, (i) the Maturity Date may be extended at the option of the Holder through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date or (ii) the Maturity Date may be extended by mutual written consent of the Holder and the Company in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(pp) “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

(qq) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(rr) “Outstanding Principal Value” means as of any time of determination, 113% of all outstanding Principal of this Note as of such time of determination.

(ss) “Outstanding Value” means, as of any time of determination, the sum of (i) the Outstanding Principal Value of this Note, (ii) accrued and unpaid Interest, (iii) Make-Whole Amount, (iv) accrued and unpaid Late Charges (as defined in Section 26(c)) on such Outstanding Principal Value, Make-Whole Amount and Interest, in each case, as of such time of determination and (iv) any other unpaid amounts pursuant to the Transaction Documents, if any.

(tt) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(uu) “Permitted ATM” has the meaning given such term in the Securities Purchase Agreement.

(vv) “Permitted ELOC” has the meaning given such term in the Securities Purchase Agreement.

(ww) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness set forth on Schedule II hereto, (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Lien, (iv) capital lease obligations incurred in the ordinary course of business, and any extensions, renewals and refinancings thereof, which, in the aggregate, do not exceed $1,000,000 outstanding at any time, (v) the MAR Earnout, (vi) obligations related to letters of credit, which, in the aggregate, do not exceed $300,000 outstanding at any time, (vii) Indebtedness in respect of performance and surety bonds and other obligations of a like nature provided by the Company in the ordinary course of business and required by applicable law in an aggregate amount not to exceed $500,000, (viii) deferred purchase price obligations in an aggregate amount not to exceed $20,000,000 in the form of earnouts and other similar contingent obligations and seller debt, in each case, incurred in connection with an acquisition of all or substantially all of a person’s assets or equity securities, provided that each obligation is subordinated to this Note pursuant to a subordination agreement reasonably acceptable to Holder and, with respect to any seller note obligation, the maturity date of such seller note is after the Maturity Date, (ix) Permitted Subordinated Indebtedness, and (x) other unsecured Indebtedness in an aggregate amount not to exceed $200,000 at any time outstanding.

(xx) “Permitted Investments” means (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (iii) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and (v) money market funds that (x) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (y) are rated AAA by S&P and Aaa by Moody’s and (z) have portfolio assets of at least $5,000,000,000.

(yy) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment, inventory or vehicle acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment, inventory or vehicle or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, inventory or vehicle, as applicable, or (B) existing on such equipment, inventory or vehicle at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, inventory or vehicle, in either case, with respect to Indebtedness in an aggregate principal amount not to exceed $11,000,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix).

(zz) “Permitted Payments” means Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, as in effect as of the Subscription Date.

(aaa) “Permitted Subordinated Indebtedness” means unsecured Indebtedness (other than Convertible Securities) incurred by the Company or any Subsidiary that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder, which does not include any equity or equity-linked features or the issuance or transfer of any securities (including, with limitation, any Options or the right to convert, exchange or otherwise satisfy the payment of such Indebtedness with any equity security of the Company or any of its Subsidiaries) and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least ninety-one (91) days after the Maturity Date and (2) total interest and fees at a rate in excess of 12% per annum.

(bbb) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(ccc) “Principal Market” means The NYSE American.

(ddd) “Redemption Date” means any Event of Default Redemption Date, Amortization Date with respect to any Amortization, Subsequent Placement Optional Redemption Date and/or Change of Control Redemption Date, as applicable.

(eee) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Amortization Notices with respect to any Amortization, the Subsequent Placement Optional Redemption Notices and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(fff) “Redemption Premium” means 115%.

(ggg) “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices, the Amortization Redemption Prices, and the Subsequent Placement Optional Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(hhh) “Redemption Value” means 113%.

(iii) “Required Holders” means holders of a majority in aggregate principal amount of the Notes and Other Notes then outstanding.

(jjj) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(kkk) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the notes pursuant to which the Company issued the Series C-1 senior convertible notes, as may be amended from time to time.

(lll) “Stockholder Approval” has the meaning set forth in Section 6.4 of the Exchange Agreement.

(mmm) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(nnn) “Subscription Date” means April 1, 2026.

(ooo) “Subsequent Placement” means any direct or indirect issuance, offer, sale, grant of any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) by the Company and/or any of its Subsidiaries of any equity security and/or any equity-linked and/or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any Options, any debt, any preferred stock and/or any purchase rights).

(ppp) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(qqq) Successor Entity” means the Person (or, if so, elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(rrr) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(sss) “Transaction Documents” has the meaning set forth in the Exchange Agreement.

(ttt) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

34. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 34 shall limit any obligations of the Company, or any rights of the Holder, under Section 17 of the Exchange Agreement.

35. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

OCEAN POWER TECHNOLOGIES, INC.

By:
Name:
Title:

Senior Convertible Note - Signature Page

EXHIBIT I

OCEAN POWER TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Series D Senior Convertible Note (the “Note”) issued to the undersigned by Ocean Power Technologies, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided in this Conversion Notice, such Holder (together with the other Attribution Parties) will not have beneficial ownership of a number of shares of Common Stock in excess of the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 3(d)(i) of the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest, Make-Whole Amount and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal, such Make Whole Amount and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:	_____________ __, _________

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Exhibit II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock are eligible to be resold by the Holder without restriction and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

Ocean Power Technologies, Inc.

By:
Name:
Title: